                                                                    EXHIBIT 5.01


                                 June 28, 2000



HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA  92121-3728

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June __, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,150,000 shares of your Common Stock, $0.001 par value (the "SHARES"), that are subject to issuance by you upon the exercise of stock options (collectively, the "OPTIONS") to be granted by you under (a) your 1995 Equity Incentive Plan, as amended (the "INCENTIVE PLAN"); and (b) your 1995 Directors Stock Option Plan, as amended (the "DIRECTORS PLAN"); and the exercise of stock purchase rights to be granted by you under your 1995 Employee Stock Purchase Plan, as amended (the "PURCHASE PLAN"). The Incentive Plan, the Directors Plan and the Purchase Plan are collectively referred to herein as the "PLANS" and each individually as a "PLAN."

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (Registration Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

        (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

        (3) the Registration Statement, together with the exhibits filed as a part thereof, including without limitation the Incentive Plan, the Directors Plan, the Purchase Plan, the forms of stock option agreements and stock option exercise agreements used under the Incentive Plan and the Directors Plan that are exhibits to the Registration Statement (collectively, the "OPTION AGREEMENTS"), and the form of Subscription Agreement and Enrollment Form used under the Purchase Plan (collectively, the "PURCHASE DOCUMENTS") which you have represented to us constitute all the plans and agreements that apply to the Options and the Plans;

        (4) the prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession, specifically including, but not limited to, the minutes of the meetings of the Board of Directors and the stockholders and all actions taken by the written consent of the Board of Directors and/or the stockholders which approve all amendments to the Plans;

        (6) the stock records that you have provided to us (consisting of a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you, verifying the number of such issued and outstanding securities);

        (7) a Management Certificate addressed to us and dated of even date herewith executed by you and containing certain representations by you to us; and

        (8) your Restated Certificate of Incorporation, as amended and Bylaws, as amended, both included as exhibits to the Registration Statement.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of your stock, of the State of Delaware.

        Based upon the foregoing, it is our opinion that the Shares that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted under the Incentive Plan and the Directors Plan; and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and the applicable Option Agreement or Purchase Document, as applicable, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose.



                               Very truly yours,

                               /s/ FENWICK & WEST LLP

                               FENWICK & WEST LLP


                                       45